Exhibit 10.1

January 5, 2022

Nortech Systems Extends its Bank of America Credit Facility Until June 2026

MINNEAPOLIS, MINNESOTA, USA – Nortech Systems Incorporated (Nasdaq: NSYS) (the “Company”) today is announcing that on December 31, 2021, the Company executed a sixth amendment to its Bank of America (“BOA”) Loan and Security Agreement (“Credit Facility”). Nortech entered into the original agreement on June 15, 2017 and it was set to expire on June 15, 2022. Nortech and BOA have agreed to renew the Credit Facility and extend the maturity date four years until June 15, 2026. Under the Credit Facility, Nortech utilizes a $16 million asset-based lending facility (“Revolver”) to finance working capital.

Nortech, in partnership with our medical, industrial and defense customers, uses intelligence, innovation, speed and global expertise to provide manufacturing and engineering solutions. This enables our customers to be leaders in digital connectivity and data management to achieve their business goals. Nortech strives to be a premier workplace that fosters valued relationships internally and in our communities.

About Nortech Systems Incorporated Nortech Systems, Incorporated is a leading provider of design and manufacturing solutions for complex electromedical devices, electromechanical systems, assemblies, and components. Nortech Systems primarily serves the medical, aerospace & defense, and industrial markets. Its design services span concept development to commercial design, and include medical device, software, electrical, mechanical, and biomedical engineering. Its manufacturing and supply chain capabilities are vertically integrated around wire/cable/interconnect assemblies, printed circuit board assemblies, as well as system-level assembly, integration, and final test. Headquartered in Maple Grove, Minn., Nortech currently has seven manufacturing locations and design centers across the U.S., Latin America, and Asia. Nortech Systems is traded on the NASDAQ Stock Market under the symbol NSYS. Nortech’s website is www.nortechsys.com.

Contact Information is:

Chris Jones, CFO

cjones@nortechsys.com

952-345-2244